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                              EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made as of June 27, 2002, between Resource Bank ("Resource"), and James M. Miller ("Employee").

     WHEREAS, Resource wishes to continue to employ Employee to serve as its Executive Vice President, and Employee is willing to accept such employment in accordance with the terms of this Agreement; and

     WHEREAS, Employee previously has been employed by Resource pursuant to the terms and conditions of an Employment Agreement dated January 1, 1999 ("Original Employment Agreement"); and

     WHEREAS, Employee and Resource desire to terminate the Original Employment Agreement and enter into this Agreement; and

     WHEREAS, Employee recognizes the importance to Resource and to the public of maintaining the high standards and quality associated with Resource's name and reputation, and is willing to maintain such high standards and quality;

     NOW, THEREFORE, it is agreed as follows:

1. TERM OF EMPLOYMENT: Subject to the provisions of this Agreement, Resource will employ Employee as its Executive Vice President for an initial term of five
(5) years, beginning on June 27, 2002 and expiring on June 26, 2007 ("Initial Term"). Not less than six (6) months prior to the expiration of the Initial Term, Resource's Board of Directors (the "Resource Board of Directors") shall conduct and complete a review of Employee's performance.

     1.1 If the Resource Board of Directors determines upon such review that Employee has performed in accordance with Resource's performance criteria, no further action will be necessary, and Resource shall employ Employee for an additional two-year period under the terms herein. Thereafter, this Agreement shall automatically renew for successive two-year periods unless either party gives three (3) months written notice prior to the expiration of any two-year term.

     1.2 If the Resource Board of Directors determines upon such review that Employee has not performed in accordance with Resource's performance criteria, it shall so notify Employee in writing at least three (3) months prior to the expiration of the Initial Term hereof that this Agreement will not be renewed ("Notice of Non-Renewal"), and this Agreement shall expire and the employment created herein shall end at the conclusion of the Initial Term. Employee shall also receive three additional month's regular base salary following expiration pursuant to Resource's regular pay schedule.

     1.3 The regular base salary payable both prior to and following expiration as provided in subparagraph 1.2 shall not be paid if Employee competes with Resource as that term is used in subparagraphs 7.2 and 7.3 hereof.

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     1.4 Resource, in its sole discretion, shall have the option but not the obligation of relieving Employee of actually performing any services following the giving of a Notice of Non-Renewal. Employee shall nonetheless be paid as provided in subparagraph 1.2 provided he neither seeks or accepts employment in competition with Resource as provided in subparagraph 1.3 nor breaches any other provision hereof.

2. DUTIES: During the period of employment hereunder, Employee will devote his best efforts and substantially his full time to the business and affairs of Resource, perform such services not inconsistent with his position as are designated by the Resource Board of Directors, and use his best efforts to promote the interest of Resource. Employee pledges that during the term of this Agreement, Employee shall not, directly or indirectly, engage in any business that could detract from Employee's ability to apply his best efforts to the performance of his duties hereunder. Employee further agrees to comply with all rules, regulations and policies established or issued by Resource.

3. COMPENSATION: Resource will pay Employee a regular base salary commensurate with his position and performance, such salary to be determined from time to time by the Resource Board of Directors, but to be not less than $157,500 per year upon the initiation of this Agreement. Such salary will be payable in periodic installments on the same basis as that of other employees of Resource who hold executive positions. In addition, Employee will be eligible to participate in Resource's Bonus Program as determined from time to time by the Resource Board of Directors.

4. BENEFITS: Employee will participate in the various employee benefit, disability and retirement plans provided for similarly situated employees according to the terms and conditions of those plans, as determined by the Resource Board of Directors. During each full year of employment, Employee shall have four weeks paid vacation. During Employee's employment with Resource, Employee will be provided with a leased automobile and shall also receive such other perquisites as are set forth on the Summary Sheet attached to this Agreement. Resource reserves the right to modify, eliminate, or add to any of the foregoing benefits as it deems appropriate.

5. DEATH: If Employee should die during the term of this Agreement, Resource will, in lieu of payments due under other provisions of this Agreement, pay to Employee's estate for a period of 3 months, Employee's regular base salary at the time of the Employee's death plus any previously accrued and unpaid base salary. Thereafter, Resource will have no further obligation to Employee or his estate under this Agreement.

6. DISABILITY: In the event that Employee, by reason of physical or mental incapacity or disability ("Disability"), is unable, with or without reasonable accommodation, to perform his duties and responsibilities under this Agreement, then Resource will pay to Employee his regular base salary for a six-month period following the date on which the Disability first begins, after which time it is intended that the payments under the disability insurance maintained by Resource for Employee will be in effect. Thereafter, Resource will have no obligation to pay Employee any compensation under this Agreement; provided, however, that for a period of one (1) year following the date the Disability first begins, Employee shall have the right to return to employment under this Agreement if Employee, with or without reasonable accommodation, is

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again able to fully perform his duties. Upon such a return to employment,
Employee shall work as mutually agreed upon by Resource and Employee, and Employee shall receive the same compensation and benefits as set forth in this Agreement, subject to appropriate proration of compensation if Employee works less than the same schedule he had previously worked.

7.   TERMINATION WITHOUT CAUSE; SEVERANCE PAY:

     7.1 Resource may terminate Employee's employment immediately and without cause. However, if Resource terminates employee's employment pursuant to this
Section 7.1, Resource shall pay to Employee his regular base salary payable in periodic installments on the same schedule as other executive employees of Resource through the lesser of (i) the remainder of the Initial Term of this Agreement or (ii) a period of eighteen (18) months following the date on which employment is terminated ("Severance Pay"). Notwithstanding the foregoing, in the event Employee elects to compete with Resource as described below, Resource's obligation to pay the Severance Pay shall terminate immediately.

     7.2 Employee agrees that in the event he competes, directly or indirectly, with Resource in the Business (as defined in paragraph 7.3 below) within a 30-mile radius of any Resource office that exists on the date of such termination he will forfeit any remaining Severance Pay from the first date of such competition.

     7.3 It is the specific intent of the parties that as long as Employee is receiving Severance Pay, Employee shall be restricted from competing directly or indirectly within a thirty mile radius of any segment of the Business in which Employee engaged prior to the termination of employment and from any segment of the Business about which Employee acquired proprietary or confidential information during the course of his employment. For purposes of this paragraph 7, (i) the Business shall mean the business of banking and mortgage lending and
(ii) Resource shall mean collectively Resource, Resource's parent corporation Resource Bankshares Corporation and any of their direct or indirect subsidiaries or any other entity that is an affiliate of Resource as the term affiliate is defined under Rule 12b-2 (or any successor rule thereto) under the Securities Exchange Act of 1934. Employee agrees that competition shall include engaging in competitive activity, either as an individual, as a partner, as a joint venturer with any other person or entity, or as an employee, agent, or representative of any other person or entity, or otherwise being associated in a competitive capacity with any business entity which directly or indirectly competes with Resource in the Business. Employee further agrees that for as long as he receives severance pay, he will not induce or attempt to induce any of the employees of Resource to terminate their employment relationship with Resource.

     7.4 Resource and Employee have examined in detail this paragraph 7 and agree that the restraint imposed upon Employee is reasonable in light of the legitimate interests of Employer, and it is not unduly harsh upon Employee's ability to earn a livelihood.

     7.5 Notwithstanding any provision of this Agreement to the contrary, any payments made to Employee pursuant to this Agreement, or otherwise, are subject to and conditional upon their compliance with 12 U.S.C. (S) 1828(k) and any regulations promulgated thereunder.

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8.   TERMINATION FOR CAUSE: The Employee's employment may be terminated at any time by Resource for "cause." As used in this Agreement, the term cause means
(i) personal dishonesty; (ii) gross neglect related to employment; (iii) incompetence; (iv) willful misconduct; (v) breach of loyalty or fiduciary duty to Resource; (vi) intentional failure to perform assigned or agreed upon duties;
(vii) willful violation of any law, rule, or regulation (other than traffic violations or similar offenses); or (viii) material breach of any provision of this Agreement. Termination by Resource for cause shall be determined by the vote of at least 51% of all of the members of the Resource Board of Directors. If the employment is so terminated, Employee will be entitled to receive any regular salary earned and employee benefits accrued as of the date of such termination, but Resource will have no further obligation to Employee hereunder from and after such date.

9. TERMINATION BY EMPLOYEE: Employee may resign from the employment of Resource at any time upon ninety (90) days prior written notice. Upon such resignation, Employee shall have no rights to any further compensation or benefits after the ninety (90) day notice period has expired. Resource reserves the option but not the obligation to relieve Employee from performance of work during this period, but absent subsequent breach hereof, Resource shall be obligated to pay Employee the Employee's regular base salary for the entire 90-day notice period.

10. CHANGE OF CONTROL: If there shall occur a "Change of Control of Resource Bankshares Corporation" as defined below, the Employee may be assigned such other duties, responsibilities and compensation as would be reasonably equivalent under the circumstances and acceptable to the Employee in his reasonable discretion. Upon such occurrence, if the Employee shall not be given such reasonably equivalent duties, responsibilities and compensation, he may be terminated or he may resign; and, in either such case, Employee shall receive in lieu of any payments pursuant to paragraph 7, a one-time payment of 2.99 times the average of the Employee's last three (3) years' reported W-2 income attributable to employment by Resource. As used in this paragraph 10, a Change of Control of Resource Bankshares Corporation ("Resource Bankshares") shall be deemed to have occurred if any of the following occur:

     10.1 A person, entity, or group (other than Resource Bankshares, any Resource Bankshares subsidiary, any Resource Bankshares benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 50% of the undiluted total voting power of Resource Bankshares' then outstanding securities eligible to vote to elect members of Resource Bankshares' Board of Directors ("Company Voting Securities"); or

     10.2 The individuals (A) who, as of the date of this Agreement, constitute the Board of Directors of Resource Bankshares (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election) cease for any reason to constitute a majority of the members of the Board; or

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     10.3 Consummation of a merger or consolidation of Resource Bankshares into any other entity unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a Resource Bankshares benefit plan, hold securities that represent immediately after such merger or consolidation more than 50% of the combined voting power of the then outstanding voting securities of either Resource Bankshares or the other surviving entity or its parent; or

     10.4 The shareholders of Resource Bankshares approve (i) a plan of complete liquidation or dissolution of Resource Bankshares or (ii) an agreement for Resource Bankshares' sale or disposition of all or substantially all of Resource Bankshares' assets, (i.e., 50% or more of the total assets of Resource Bankshares) and such liquidation, dissolution, sale, or disposition is consummated.

11.  REQUIRED PROVISIONS:

     11.1 If Employee is suspended and/or temporarily prohibited from participating in the conduct of Resource's affairs by a notice served under the Federal Deposit Insurance Act, Resource's obligations under this Agreement shall be suspended as of the date of service. If the charges in the notice are dismissed, Resource may, in its discretion, (i) pay Employee all or part of the compensation withheld while its obligations under the Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     11.2 If Employee is removed and/or permanently prohibited from participating in the conduct of Resource's affairs by an order issued under the Federal Deposit Insurance Act, all obligations of Resource under this Agreement shall terminate as of the effective date of the order, but the Employee's vested rights shall not be affected.

     11.3 If Resource is in default as defined in the Federal Deposit Insurance Act, all obligations under this Agreement shall terminate as of the date of default, but the operation of this subparagraph 11.3 shall not affect any of Employee's vested rights.

12.  NONDISCLOSURE:

     12.1 Employee agrees to hold and safeguard any information about Resource gained by Employee during the course of Employee's employment. Employee shall not, without the prior written consent of Resource, disclose or make available to anyone for use outside Resource's organization at any time, either during his employment or subsequent to any termination of his employment, however such termination is effected, whether by Employee or Resource, with or without cause, or expiration or nonrenewal of this Agreement, any information about Resource or its customers or suppliers, whether or not such information was developed by Employee, except as required in the performance of Employee's duties for Resource.

     12.2 Employee understands and agrees that any information about Resource or Resource's customers is the property of Resource and is essential to the protection of Resource's goodwill and to the maintenance of Resource's competitive position and accordingly should be kept secret. Such information shall include, but not be limited to, information containing

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Resource's promotional plans and strategies, pricing strategies, customers and prospective customers, customer lists, identity of key personnel in the employ of customers and prospective customers, computer programs, system documentation, manuals, ideas, or any other records or information belonging to Resource or relating to Resource's Business. As used in this paragraph 12, the terms Business and Resource shall have the same meanings given to such terms in paragraph 7.

     12.3 Notwithstanding anything in paragraph 12.1 or paragraph 12.2 to the contrary, Resource agrees that the obligations of Employee set forth in paragraphs 12.1 and 12.2 shall not apply to any information which (i) becomes known generally to the public through no fault of the Employee; (ii) is required by applicable law, legal process or any order or mandate of a court or other governmental authority to be disclosed; or (iii) is reasonably believed by Employee, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Employee; provided, that in the case of clauses (ii) or (iii) Employee shall give Resource reasonable advance written notice of the information intended to be disclosed and the reasons and circumstances surrounding such disclosure in order to permit Resource to seek a protective order or other appropriate request for confidential treatment of the applicable information.

13. NON-SOLICITATION OF EMPLOYEES: Employee agrees that during his employment hereunder and for a period of one year following termination of Employee's employment, whether such termination is voluntary or involuntary, effected by Resource or by Employee, regardless of cause, Employee shall not, directly or indirectly, hire, solicit or induce or attempt to hire, solicit or induce, any employee of Resource to become employed by Employee or any other person or entity or to perform services for remuneration for Employee or any other person or entity regardless of the structure or nature of any such remunerative relationship. For purposes of this paragraph 13, an employee of Resource shall mean any individual who was employed by Resource at the time of Employee's termination or at any time during the six-month period immediately preceding such termination. As used in this paragraph 13, the term Resource shall have the same meaning given to such term in paragraph 7.

14. ENTIRE AGREEMENT: This Agreement [and the attached Summary Sheet] supersede any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Resource or any affiliate of Resource (including without limitation the Original Employment Agreement) and contains all the covenants and agreements between the parties with respect to such employment. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement [and the attached Summary Sheet] will be valid or binding. Any modification of these Agreements will be effective only if it is in writing signed by the party to be charged.

15. BINDING EFFECT: This Agreement will be binding upon and inure to the benefit of each of the parties and their successors.

16. LAW GOVERNING AGREEMENT: This Agreement will be governed and construed in accordance with the laws of the Commonwealth of Virginia.

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17.  CONFLICT WITH REGULATIONS: The requirements of 12 C.F.R. (S) 563.39(b) (the
"Employment Agreement Regulations") shall be made part of this Agreement and are incorporated by reference. If any provision of this Agreement conflicts with the Employment agreement Regulations, the Employment Agreement Regulations shall govern.

18. PARTIAL INVALIDITY: If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect.

19. SEVERABILITY: If any clause or provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, then the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement which is illegal, invalid or unenforceable, and specifically including the restrictions on competition in paragraph 7, there shall be added, as a part of this Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and as may be legal, valid, and enforceable.

20. NOTICES: Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices will be addressed to the parties at the addresses appearing herein, but each party may change his address by written notice in accordance with this paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of five (5) days after mailing.

          TO:      Resource Bank
                   Attention:  Debra C. Dyckman
                   3720 Virginia Beach Boulevard
                   Virginia Beach, Virginia 23452

          TO:      James M. Miller
                   1372 Little Neck Road
                   Virginia Beach, VA 23452

21. COUNTERPARTS: This Agreement may be executed in counterparts, together which shall constitute one and the same instrument.

22. ARBITRATION: Except for actions initiated by Resource to enjoin a breach by, and/or recover damages from, Employee related to violation of any of the restrictive covenants in paragraphs 7, 12 or 13, which Resource may bring in an appropriate court of law or equity, any other unresolved dispute or controversy arising under or in connection with Employee's employment and/or this Agreement shall be settled or resolved exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association then in effect. This includes any and all federal, state and/or local claims based upon statute, common law and/or local ordinance, including, but not limited to claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Family and Medical Leave Act, and the Americans with Disabilities Act. The arbitrator(s) shall not have the

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authority to add to, detract from or modify this Agreement except as permitted by the Agreement. The arbitrator's decision shall be final and binding, and judgment may be entered on the decision in any court having competent jurisdiction. The arbitration shall be held in Norfolk or Virginia Beach, Virginia, as selected by Resource. The direct expense of the arbitration shall be borne by Resource but each party will bear its own expenses and legal fees; provided, however, that from and after the date of a Change of Control of Resource Bankshares (as defined in paragraph 10), Resource shall reimburse Employee for up to (but not in excess of) $40,000 of Employee's documented legal fees and expenses incurred by Employee in connection with any arbitration pursuant to this paragraph 22 (it being the specific intent of the parties that such reimbursement obligation of Resource shall apply only to arbitration proceedings and not to any action by Resource to enforce the restrictive covenants of paragraphs 7, 12 or 13 in a court of law or equity as contemplated by the first sentence of this paragraph 22).

     IN WITNESS WHEREOF, Resource Bank has caused this Agreement to be executed in its name and behalf by its proper officers, thereunto duly authorized, and Employee has set his hand as of the date first above written.

EMPLOYEE'S NAME                             RESOURCE BANK

___________________________________         By:  _______________________________
Signature                                            T. A. Grell, Jr.

James M. Miller                             Its:     President
-----------------------------------              -------------------------------
Printed Name

Date:______________________________         Date _______________________________

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                                  SUMMARY SHEET

                                 James M. Miller

     During Employee's employment with Resource pursuant to the terms and conditions of this Agreement, Employee shall be entitled to the following additional benefits:

     1. Employee will participate in Resource's Senior Executive Retirement Plan ("SERP"), pursuant to which Employee will be eligible to receive a retirement benefit of $50,000 per year for ten (10) years following Employee's retirement from Resource. The SERP benefit (i) is contingent upon Employee being employed by Resource for not less than ten (10) years, and (ii) will first be paid upon the later of Employee's retirement from Resource or Employee reaching sixty-five
(65) years of age. Terms and conditions of this plan are in the plan document.

     2. Employee will be included in the supplemental disability insurance program funded by the Bank for selected executives.

     3. Bank will pay dues and all business related expenses for Princess Anne Country Club.

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